UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act
Date of Report (Date of earliest event reported): April 30, 2011
AMERICAN REALTY INVESTORS, INC.

(Exact Name of Registrant as Specified in its Charter)

Nevada	001-15663	75-2847135

(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

1800 Valley View Lane, Suite 300 Dallas, Texas	75234

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code 469-522-4200
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:
☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 — Other Events
Item 8.01 Other Events
     On April 26, 2011, effective April 30, 2011, that certain Advisory Agreement dated and effective October 1, 2003 between American Realty Investors, Inc. (“ARL”) and Prime Income Asset Management, LLC (“Prime”) was terminated by mutual agreement. Prime had served as ARL’s advisor since October 1, 2003.
     On April 30, 2011, ARL entered into an Advisory Agreement with Pillar Income Asset Management, Inc., a Nevada corporation (“Pillar”). The principal executive officers of Pillar are also the principal executive officers of ARL. Pillar also entered into arrangements to serve as a contractual advisor to Transcontinental Realty Investors, Inc. (“TCI”) and Income Opportunity Realty Investors, Inc., a Nevada corporation (“IOT”). The Advisory Agreement effective April 30, 2011 between ARL and Pillar contains substantially the same terms as the prior Advisory Agreement with Prime. A copy of the Advisory Agreement effective April 30, 2011 between ARL and Pillar is attached as an exhibit.
Section 9 — Financial Statements and Exhibits
Item 9.01 Financial Statements and Exhibits
     (d) Exhibits.
     The following documents are filed herewith as exhibits to this Report:

Exhibit
Designation	Description of Exhibit

10.1	Advisory Agreement effective April 30, 2011 between American Realty Investors, Inc. and Pillar Income Asset Management, Inc.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly-caused this Report to be signed on its behalf by the undersigned hereunto duly-authorized.

Dated: May 2, 2011	AMERICAN REALTY INVESTORS, INC.
	By:	/s/ Gene S. Bertcher
Gene S. Bertcher, Executive Vice
President and Chief Financial Officer